Exhibit 1.1

SUPER MICRO COMPUTER, INC.

75,000,000 Depositary Shares, Each representing a 1/20th Interest in a Share of 7.00% Series A

Mandatory Convertible Preferred Stock, par value $0.001 per share (initial liquidation preference of

$1,000 per share)

UNDERWRITING AGREEMENT

June 10, 2026

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

As Representatives of the several Underwriters named in Schedule A hereto

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Super Micro Computer, Inc., a Delaware corporation (“Company”), proposes, subject to the terms and conditions set forth in this underwriting agreement (this “Agreement”), to issue and sell to the several underwriters listed in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 75,000,000 depositary shares, each representing a 1/20th interest in a share of its 7.00% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, with an initial liquidation preference of $1,000 per share (“Preferred Stock”) (such depositary shares, the “Firm Shares”) and, at the option of the Underwriters, up to 11,250,000 additional depositary shares, each representing a 1/20th interest in a share of Preferred Stock, solely to cover over-allotments, if any (such additional depositary shares, the “Option Shares”). In this Agreement, the Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively referred to as the “Shares.”

The Preferred Stock will be convertible into a variable number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (such shares of Common Stock into which the Preferred Stock is convertible, together with any shares of Common Stock delivered in payment of dividends on the Preferred Stock, the “Underlying Shares”). The terms of the Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s amended and restated certificate of incorporation.

The Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as defined below), among the Company, Computershare Trust Company, N.A. and Computershare Inc., acting as joint depositary (the “Depositary”), and holders from time to time of the Shares. Each Share will initially represent the right to receive a 1/20th interest in a share of the Preferred Stock pursuant to the Deposit Agreement. The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by the Depositary under the Deposit Agreement.

Substantially concurrently with the offering of the Shares contemplated hereby, the Company will, among other things, issue and sell up to 45,454,545 shares of its Common Stock pursuant to a separate underwriting agreement and separate prospectus supplement, subject to customary closing conditions (the “Concurrent Offering”). The Company also plans to enter into an equity distribution agreement with respect to “at-the-market” offerings of up to $1,250,000,000 shares of Common Stock (the “ATM Program”). The offering of the Shares is not contingent upon the completion of the Concurrent Offering or entry into the ATM Program, neither the Concurrent Offering nor the entry into the ATM Program is contingent upon the completion of the offering of the Shares, and the sales in the Concurrent Offering and under the ATM Program will be made pursuant to separate prospectus supplements to the Registration Statement (as defined in this Agreement) and not pursuant to any Preliminary Prospectus or the Prospectus.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. A registration statement on Form S-3 (File No. 333-296641), including a prospectus, covering the Shares has been filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). Such registration statement, including the prospectus included therein (the “Base Prospectus”), and all documents filed as part thereof or incorporated by reference therein including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, are hereinafter collectively called the “Registration Statement.” The Base Prospectus, as supplemented by the prospectus supplement dated June 10, 2026 specifically relating to the Shares in the form first filed under Rule 424(b) under the Securities Act (or in the form first made available to the Underwriters by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act), and all documents filed as part thereof or incorporated or deemed to be incorporated by reference therein, are hereinafter collectively called the “Prospectus,” and the preliminary form of the Prospectus is hereinafter called the “Preliminary Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Pricing Disclosure Package” means the Preliminary Prospectus dated June 10, 2026, together with each free writing prospectus, if any, identified in Schedule B hereto. “Applicable Time” means 7:30 p.m. (Eastern Time) on the date of this Agreement. Any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

2. Purchase of the Shares. On the basis of the representations, warranties and agreements contained in this Agreement and the Deposit Agreement, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto at a price per share of $49.125 (the “Purchase Price”). In addition, on the basis of the representations, warranties and agreements contained in this Agreement and the Deposit Agreement, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement and the Deposit Agreement, and the Underwriters shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as you, in your sole discretion, shall make. The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, solely to cover over-allotments, if any, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein, except to the extent that the date on which the Option Shares are to be delivered is the same date and time as the Closing Date, in which case such notice may be delivered one business day prior to the date and time of delivery specified therein.

3. Offering by the Underwriters. The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of a Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Underwriter that:

(a)

No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)

The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by any Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by such Underwriter through the Representatives consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)

Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)

The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule D hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)

The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Exchange Act.

(g)

The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except unaudited financial statements, which are subject to normal year-end adjustments that are not material in the aggregate and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h)

Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)

The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined in this Agreement) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

(j)

The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as of the date specified therein. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)

With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (“Nasdaq”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(l)

The Company has full right, power and authority to execute and deliver the Transaction Documents (as defined below) and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated therein have been duly and validly taken.

(m)	This Agreement has been duly authorized, executed and delivered by the Company.

(n)	[reserved]

(o)

The Shares have been duly authorized and, when issued and delivered and against payment of the purchase price therefor as provided in this Agreement and when the Depositary Receipts have been duly executed and delivered by the Depositary in accordance with the Deposit Agreement, will be duly and validly issued, fully paid and non-assessable. The Shares will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects. The issuance of the Shares is not subject to any pre-emptive or similar rights. The persons in whose names the Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(p)

The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally.

(q)

The Certificate of Designations has been duly authorized by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State of the State of Delaware.

(r)

The Preferred Stock, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of the Shares. The Preferred Stock has been duly authorized by the Company for issuance and deposit in accordance with the provisions of this Agreement and the Deposit Agreement and, when issued and deposited against issuance of the Shares, and upon the filing and effectiveness of the Certificate of Designation, will be validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Upon payment of the purchase price for the Shares and deposit of the Preferred Stock against issuance of the Shares in accordance with this Agreement and the Deposit Agreement, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of any liens. No holder of the Preferred Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Stock is not subject to any pre-emptive or similar rights.

(s)

Upon issuance and deposit of the Preferred Stock against issuance of the Shares in accordance with this Agreement and the Deposit Agreement and the filing and effectiveness of the Certificate of Designation, the Preferred Stock will be convertible into the Underlying Shares in accordance with the terms of the Preferred Stock and the Certificate of Designation. A number of Underlying Shares equal to the Maximum Number of Underlying Shares (as defined below) has been duly authorized and reserved for issuance by all necessary corporate action (for the avoidance of doubt, such Underlying Shares may be Common Stock previously issued and held by the Company as treasury stock) and such Underlying Shares, when issued in accordance with the terms of the Preferred Stock and the Certificate of Designations will be validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and will not be subject to any pre-emptive or similar rights. As used herein, “Maximum Number of Underlying Shares” “means the product of (A) the sum of (x) a number of shares of Common Stock equal to the initial maximum conversion rate per share of the Preferred Stock set forth in the Certificate of Designations and (y) the maximum number of shares of Common Stock deliverable by the Company in respect of dividends payable per share of Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of shares of Preferred Stock in respect of the Shares (assuming the over-allotment option set forth in Section 2 is exercised in full, but without giving effect to any “Make-whole Dividend Amount” (as defined in the Certificate of Designation)), in each case in accordance with, and as adjusted pursuant to, the terms of the Certificate of Designation.

(t)

Each of the Certificate of Designation, the Deposit Agreement and this Agreement (together, the “Transaction Documents”) conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)

No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the Shares and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws and any law or regulation applicable to the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

(v)

The execution, delivery and performance of the Transaction Documents, the issuance and sale of the Shares, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the Shares and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares have been duly authorized by all necessary corporate action and do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, or assets of the Company or any Subsidiary under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company (provided, however, that enforcement of rights to indemnity and contribution in this Agreement or the Deposit Agreement may be limited by federal or state securities laws or principles of public policy) or any of their properties, (ii) any material agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except in the case of (i) and (ii), where such breach or violation or default would not have a Material Adverse Effect.

(w)

The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(x)

Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, demands, claims, suits, arbitrations, inquiries, proceedings or, to the Company’s knowledge, investigations (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y)

Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)

The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares (including the issuance of the Underlying Shares upon conversion thereof) by the Company, and the consummation by the Company of the transactions contemplated by the Transaction Documents, the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect;

(aa)

No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Securities and the issuance of the Underlying Securities upon conversion thereof), and the consummation of the transactions contemplated by the Transaction Documents, except as may be required under the listing rules of the Nasdaq and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters;

(bb)

(i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $500,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc)

BDO USA, P.C. and Deloitte & Touche LLP, who have reviewed and/or audited certain financial statements of the Company and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(dd)

(i) The Company and its subsidiaries own or possess or can obtain on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any material claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person;

(ee)

No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(ff)

Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is used in the Outbound Investment Rules. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 or any similar law or regulation; as of the date of this Agreement, the Outbound Investment Rules are codified at 31 C.F.R. § 850.101 et seq.

(gg)

The Company is not and, after giving effect to the offering and sale of the Shares and, if the Concurrent Offering is consummated, the shares of Common Stock in the Concurrent Offering, and the application of the net proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(hh) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ii)

The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for any tax that is being contested in good faith and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles in the United States and have filed all federal income and other tax returns required to be filed through the date hereof, except in each case where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(jj)

The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification, or nonrenewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)

No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ll)

(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan”

within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)

Except as disclosed in the Pricing Disclosure Package, the Registration Statement and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn)

The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Pricing Disclosure Package, the Registration Statement and the Prospectus, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(oo)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(pp)

The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(qq)

The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon as they take effect, except as has not and would not reasonably be expected to result in liability material to the Company and its subsidiaries, taken as a whole.

(rr)

Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ss)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in a manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Anti-Money Laundering Laws.

(tt)

Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is, or is 50% or more owned or controlled by a person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, operating, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk

People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and the disputed territories of Kherson and Zaporizhzhia (each, a “Sanctioned Country”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, initial purchaser, investor or otherwise) of Sanctions or any export control laws and regulations administered or enforced by (A) the U.S. government (including the U.S. Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774) (the “EAR”), or (B) any other relevant governmental authority (collectively, “Export Controls”).

(uu)

The Company and its subsidiaries have (A) since April 24, 2019, conducted their business in material compliance with all applicable Sanctions and have not engaged in and are not now engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, and (B) for the past five years have complied with Export Controls in all material respects and have not engaged in any transactions or dealings directly or indirectly with any person or entity on a list of designated persons maintained by the U.S. Department of Commerce Bureau of Industry and Security (including, but not limited to, the Entity List, Denied Persons List and Unverified List) in material breach of Export Controls. The Company and its subsidiaries have instituted and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions and Export Controls.

(vv)

The Company shall not, and shall cause each of its subsidiaries and controlled affiliates not to, directly or knowingly indirectly use, apply, contribute, make available, or otherwise deploy any proceeds of the offering of the Shares in connection with any export, reexport, transfer, release, financing, servicing, acquisition, disposition, shipment, sale, delivery, installation, maintenance, support, or other dealing involving any item subject to the EAR in breach of the EAR.

(ww)

The Company further agrees that it shall not proceed with, approve, authorize, finance, facilitate, or otherwise support any transaction or activity involving any item subject to the EAR if the Company knows or has reason to know that a violation of the EAR has occurred, is about to occur, or is intended to occur in connection with such item.

No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xx)

Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(yy)

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(zz)

Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(aaa)

None of the transactions contemplated by the Transaction Documents (including the issuance, sale and delivery of the Shares and the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(bbb)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc)

Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ddd)

(i) No downgrading has occurred in any rating accorded the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, including the removal of any negative watch or negative outlook).

(eee)

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(fff)	The Company is subject to Section 13 or 15(d) of the Exchange Act.

(ggg)

Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The transactions contemplated in this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a covered activity.

Any certificate signed by any officer of the Company or any subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and not the officer in its individual capacity to the Underwriters as to the matters covered thereby.

5. Delivery and Payment. The Company will deliver the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, to you for the accounts of the Underwriters through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price by wire transfer to an account specified by the Company in same day funds (x) with respect to the Firm Shares, at 10:00 a.m. (Eastern Time) on June 15, 2026 or at such other time not later than seven full business days thereafter as you and the Company determine (the “Closing Date”) and (y) with respect to the Option Shares, at the time as specified by you in the written notice of the Underwriters’ election to purchase such Option Shares (if other than the Closing Date, an “Additional Closing Date”), in each case with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. The Shares to be delivered will be in definitive fully registered form registered in such denominations and in such names as you request in writing not later than 3:00 p.m., New York Time, on the full business day prior to the Closing Date or the Additional Closing Date, as the case may be, or, if no such request is received, in the names of the respective Underwriters in the amounts agreed to be purchased by them pursuant to this Agreement on the Closing Date or the Additional Closing Date, as the case may be.

6. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

(a)	It will promptly cause the Preliminary Prospectus and the Prospectus to be filed with the Commission as required by Rule 424.

(b)

It will furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(c)

It will not take any action that would result in a Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of a Underwriter that otherwise would not have been required to be filed thereunder.

(d)

For as long as a prospectus relating to the Shares is required to be delivered under the Securities Act (or, if earlier, the six month anniversary of the Closing Date), if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur which, which in the opinion of the Company or your counsel, should be set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus in order either to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with the requirements of the Securities Act or which would require the making of any change in the Pricing Disclosure Package or the Prospectus so that as thereafter delivered to Underwriters such Pricing Disclosure Package or the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus by either (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Registration Statement, the Pricing Disclosure Package or the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Registration Statement, the Pricing Disclosure Package or the Prospectus so that, as supplemented or amended, the Pricing Disclosure Package or the Prospectus when the Pricing Disclosure Package or the Prospectus is delivered to an underwriter will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will not file any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus (x) prior to the Closing Date, without the Representatives’ consent, which consent shall not be unreasonably withheld and (y) prior to any Additional Closing Date, without providing such amendment or supplement to the Representatives for review a reasonable period of time prior to its filing.

(e)

The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(f)

The Company will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request: (i) the registration statement relating to the Shares as originally filed and all post-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Shares; and (iii) during the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, all post-effective amendments and supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus, respectively (except supplements relating to securities that are not the Shares).

(g)

For a period of one year from the date of this Agreement and so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as commercially reasonable after the date on which they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR or any successor system.

(h)

Whether or not any sale of the Shares is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the authorization, issuance, sale, preparation and distribution of the Shares and any taxes payable in that connection and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (iii) the delivery of the Shares to the Underwriters and any taxes payable in that connection, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the delivery to the Underwriters of copies of the Registration Statement as originally filed and the printing and delivery of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent and registrar for the Shares and of the Depositary (including reasonable fees and expenses of any counsel to such parties), (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (viii) all expenses and application fees related to the listing of the Shares and a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the Nasdaq Global Select Market. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 9, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(i)

For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, other than the Shares to be sold hereunder, the Preferred Stock in respect thereof and any shares of Common Stock issued upon conversion of, or issued and paid as a dividend on, the Preferred Stock. The restrictions described above do not apply (A) to the Shares to be sold hereunder, (B) the issuance of any Underlying Shares upon conversion of the Shares or the issuance of any Common Stock upon conversion or exchange of the Company’s 0.00% Convertible Senior Notes due 2030 (the “2030 Notes”), 3.50% Convertible Senior Notes due 2029 (the “2029 Notes”) or 2.25% Convertible Senior Notes due 2028, (C) the Company’s entry into any amendment of, or exercise of rights and performance of obligations under, and termination of the capped call transactions entered into in connection with the pricing and amendment of the 2029 Notes or 2030 Notes, (D) the issuance by the Company of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock or restricted stock units or the conversion of a security outstanding on the date hereof pursuant to a stock plan that is described in the Pricing Disclosure Package, (E) the issuance by the Company (or the receipt by any officer or director) of Common Stock or other securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock pursuant to a stock plan that is described in the Pricing Disclosure Package, (F) the shares of Common Stock that may be issued pursuant to the Concurrent Offering, (G) any shares of Common Stock sold under the ATM Program; provided that no such issuance or sale shall occur until the earlier of (i) 60 days after the date of this Agreement and (ii) the date on which the Company publicly announces its financial results for the fiscal year ending June 30, 2026, (H) the entry into an agreement providing for the issuance by the Company of Common Stock or any security convertible into or exercisable for, or that represents the right to receive, Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement and (I) the entry into an agreement providing for the issuance of Common Stock or any security convertible into or exercisable for, or that represents the right to receive, Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that in the case of clauses (H) and (I), the aggregate number of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (H) and (I) shall not exceed 10% of the total number of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided, further, that in the case of clauses (H) and (I), any such securities issued pursuant thereto shall be subject to transfer restrictions substantially similar to those contained in the lock-up agreements signed by the Company’s executive officers and directors, and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representative;

(j)

The Company will prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering of the Shares in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(k)

The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective prior to the Closing Date or the Additional Closing Date, as the case may be; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any free writing prospectus has been filed prior to the Closing Date or the Additional Closing Date, as the case may be; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the offering of the Shares prior to the Closing Date or the Additional Closing Date, as the case may be; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event during the period that a prospectus is required to be delivered as a result of which the Prospectus, the Pricing Disclosure Package or any free writing prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such free writing prospectus is delivered to an underwriter, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(l)

The Company will qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may reasonably designate in consultation with the Company and maintain such qualifications in effect for a period of not less than a year from the date of the Prospectus; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as you may request.

(m)	The Company will use its commercially reasonable efforts in cooperation with you to permit the Shares offered and sold in transactions by you to be eligible for clearance and settlement through DTC.

(n)	The Company will apply the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(o)

The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Select Market and to effect and maintain the listing of a number of Underlying Shares equal to the Maximum Number of Underlying Shares on Nasdaq.

(p)

Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will deposit the relevant number of shares of Preferred Stock with the Depositary in accordance with the provisions of this Agreement and the Deposit Agreement and otherwise comply with this Agreement and the Deposit Agreement so that the relevant Shares will be issued by the Depositary against receipt of such shares of Preferred Stock and delivered to the Underwriters against payment therefor at such Closing Date or such Additional Closing Date, as the case may be, with any transfer or similar taxes payable in connection with the deposit and the issuance and delivery of Shares duly paid by the Company. The Company will reserve and keep available at all times for issuance, free of pre-emptive or similar rights, a number of Underlying Shares equal to the Maximum Number of Underlying Shares (for the avoidance of doubt, such Underlying Shares may be Common Stock previously issued and held by the Company as treasury stock). Between the date hereof and the Closing Date or the Additional Closing Date, as the case may be, the Company will not do or authorize any act or thing that would result in the adjustment of the “fixed conversion rates” (as defined in the Pricing Disclosure Package) of the Preferred Stock.

(q)	The Company authorizes the Underwriters to make such public disclosure of information relating to stabilization of the Shares as is required by applicable law and regulation.

7. Covenants of the Underwriters.

(a)

Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)

Each Underwriter that is not a U.S. registered broker-dealer, represents that if it sells Shares in the United States it will do so through one or more U.S. registered broker-dealers as permitted by the Financial Industry Regulatory Authority regulations.

(c)

Each Underwriter hereby agrees that it will not offer, sell or deliver any of the Shares in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its resale of the Shares in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Underwriter agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except in any such case with the prior express written consent of the Company and the Representatives acting on behalf of the Underwriters.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date or the Option Shares on the Additional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)

No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)

The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)

No event or condition of a type described in Section 4(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)

The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 4(b) and 4(e) hereof are true and correct, and (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e)

(i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of BDO USA, P.C. and Deloitte and Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)

Freshfields US LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)

The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(i)

The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its material subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)	[reserved]

(k)	The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

(l)

The “lock-up” agreements, each substantially in the form of Schedule C to this Agreement, between you and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m)	The Company and the Depositary shall have executed and delivered the Deposit Agreement, and you shall have received a copy thereof.

(n)

Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have deposited the relevant number of shares of Preferred Stock with the Depositary in accordance with the provisions of this Agreement and the Deposit Agreement and otherwise complied with this Agreement and the Deposit Agreement so that the relevant Shares will be issued by the Depositary against receipt of such shares of Preferred Stock and delivered to the Underwriters against payment therefor at such Closing Date or such Additional Closing Date, as the case may be.

(o)

On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)	[Reserved]

(c)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to, any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Prospectus under the caption “Underwriting”: the concession and reallowance figures appearing in the sixth paragraph and the information contained in the fourteenth, fifteenth and sixteenth paragraph relating to stabilization by the Underwriters.

(d)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing of the commencement thereof; but the omission so to notify the Indemnifying Person shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under this Section 9. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(e)

If the indemnification provided for in paragraphs (a) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company , on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)

The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11. Default of Underwriters. If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters default in their obligations to purchase the Shares that it has agreed to purchase hereunder on such date and the aggregate principal amount of the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase is 10% or less of the aggregate number Shares to be purchased by all Underwriters on such date, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date or the Additional Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements reasonably satisfactory to you and the Company for the purchase of such Shares by other persons are not made within seventy-two hours after such default, this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 15. In the event that any Underwriter or Underwriters default in their obligation to purchase Shares hereunder, the Company may, by prompt written notice to the non-defaulting Underwriters, postpone the Closing Date or the Additional Closing Date, as the case may be, for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Applicable Time Prospectus or the Prospectus which may thereby be made necessary. As used in this Agreement, the term “Underwriter” includes any person substituted for a Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12. Termination. This Agreement may be terminated (or in the event of any Option Shares to be purchased on an Additional Closing Date, the obligation of the Underwriters to purchase such Option Shares may be terminated) in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or any Additional Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable and documented related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable related fees and expenses of counsel for the Underwriters); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq.

(b) If (i) this Agreement is terminated pursuant to Section 12(ii), (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to Section 11), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Shares.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, and Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469. Notices to the Company shall be given to it at Super Micro Computer, Inc., 980 Rock Avenue, San Jose, California 95131; Attention: Chief Financial Officer.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(d) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(d):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
Super Micro Computer, Inc.

By:	/s/ Charles Liang
Name: Charles Liang
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement – Mandatory Preferred]

Accepted as of the date first written above for themselves and on behalf of the several Underwriters listed in Schedule A hereto.

J.P. Morgan Securities LLC

By:	/s/ Luis Garcia
Name: Luis Garcia
Title: Vice President

Goldman Sachs & Co. LLC

By:	/s/ Jan Debeuckelaer
Name: Jan Debeuckelaer
Title: Managing Director

[Signature Page to Underwriting Agreement – Mandatory Preferred]

SCHEDULE A

Underwriter	Principal Amount of Firm Securities to be Purchased
J.P. Morgan Securities LLC	19,423,077
Goldman Sachs & Co. LLC	19,423,077
Citigroup Global Markets Inc.	11,653,846
Credit Agricole Securities (USA) Inc.	6,300,000
HSBC Securities (USA) Inc.	3,500,000
MUFG Securities Americas Inc.	3,500,000
TD Securities (USA) LLC	3,150,000
BNP Paribas Securities Corp.	2,800,000
BMO Capital Markets Corp.	1,400,000
KeyBanc Capital Markets Inc.	1,400,000
Scotia Capital (USA) Inc.	1,400,000
Needham & Company, LLC	350,000
Loop Capital Markets LLC	350,000
Northland Securities, Inc.	140,000
Rosenblatt Securities Inc.	140,000
CJS Securities, Inc.	70,000

Total	75,000,000

Schedule B

1.	Issuer Free Writing Prospectus filed with the SEC on June 9, 2026.

2.	Final Term Sheet included as Schedule B-1 hereto.

Schedule B-1

TERM SHEET

[Attached]

Free Writing Prospectus

Filed pursuant to Rule 433

Relating to the

Preliminary Prospectus Supplements each dated June 10, 2026 to the

Prospectus dated June 9, 2026

Registration No. 333-296641

PRICING TERM SHEET

June 10, 2026

Super Micro Computer, Inc.

Concurrent Offerings of

45,454,545 Shares of Common Stock, par value $0.001 per Share (the “Common Stock”)

(the “Common Stock Offering”)

and

75,000,000 Depositary Shares (the “Depositary Shares”)

Each Representing a 1/20th Interest in a Share of

7.00% Series A Mandatory Convertible Preferred Stock

(the “Depositary Shares Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Depositary Shares Offering and should be read together with (i) the preliminary prospectus supplement dated June 10, 2026 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated June 10, 2026 relating to the Depositary Shares Offering (the “Depositary Shares Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (iii) the related base prospectus dated June 9, 2026, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-296641. Neither the Common Stock Offering nor the Depositary Shares Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Issuer	Super Micro Computer, Inc.

Ticker / Exchange for Common Stock	SMCI / The Nasdaq Global Select Market (“Nasdaq”).

Pricing Date	June 10, 2026.

Trade Date	June 11, 2026 (“T”).

Expected Settlement Date for the Common Stock Offering	June 12, 2026 (T+1).

Expected Settlement Date for the Depositary Shares Offering	June 15, 2026 (T+2), which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the expected settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the expected settlement date should consult their own advisors.

Use of Proceeds	The Issuer expects the net proceeds from (i) the Common Stock Offering to be approximately $1.22 billion (or approximately $1.40 billion if the underwriters of the Common Stock Offering exercise in full their option to purchase additional common stock) and (ii) the Depositary Shares Offering to be approximately $3.68 billion (or approximately $4.23 billion if the underwriters of the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares), in each case, after deducting the applicable underwriting discounts and the Issuer’s estimated offering expenses totaling approximately $2.58 million. The Issuer intends to use the net proceeds from the Common Stock Offering and the Depositary Shares Offering to fund the purchase of components to satisfy the approximately $39 billion of orders that the Issuer has received in recent weeks for its advanced AI servers, including its Data Center Building Block Solutions, from more than 20 customers, that the Issuer plans to fulfill in future quarters. The Issuer may also use a portion of the net proceeds from Common Stock Offering and the Depositary Shares Offering for other general corporate purposes, which may include repayment of debt, additions to working capital and capital expenditures.. See “Use of Proceeds” in each of the Common Stock Preliminary Prospectus Supplement and the Depositary Shares Preliminary Prospectus Supplement.

The closing of the Common Stock Offering and the closing of the Depositary Shares Offering are not contingent upon each other.

Common Stock Offering

Common Stock Offered	45,454,545 shares of Common Stock.

Option for Underwriters to Purchase Additional Shares of Common Stock	6,818,181 additional shares of Common Stock.

Public Offering Price of the Common Stock	$27.50 per share of Common Stock.

Nasdaq Last Reported Sale Price of the Common Stock on June 10, 2026	$29.27 per share of Common Stock.

CUSIP / ISIN for the Common Stock	86800U302 / US86800U3023.

Joint Book-Running Managers	J.P. Morgan Securities LLC Goldman Sachs & Co. LLC Citigroup Global Markets Inc.

Joint Bookrunners	Credit Agricole Securities (USA) Inc.
HSBC Securities (USA) Inc.
MUFG Securities Americas Inc.
TD Securities (USA) LLC
BNP Paribas Securities Corp.
BMO Capital Markets Corp.
KeyBanc Capital Markets Inc.
Scotia Capital (USA) Inc.

Lead Manager	Needham & Company, LLC

Co-Managers	Loop Capital Markets LLC
Northland Securities, Inc.
Rosenblatt Securities Inc.
CJS Securities, Inc.

Depositary Shares Offering

Depositary Shares Offered	75,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 7.00% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”). At settlement of the Depositary Shares Offering, the Issuer will issue 3,750,000 shares of Mandatory Convertible Preferred Stock, subject to the underwriters’ over-allotment option.

Over-allotment Option for Underwriters to Purchase Additional Depositary Shares	11,250,000 additional Depositary Shares (corresponding to 562,500 additional shares of the Mandatory Convertible Preferred Stock), solely to cover over-allotments.

Public Offering Price of the Depositary Shares	$50.00 per Depositary Share.

Dividends	7.00% of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per annum. Dividends will accumulate from the Settlement Date for the Depositary Shares Offering, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Issuer’s board of directors in its sole discretion, on each Dividend Payment Date; provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is approximately $14.78 per share of Mandatory Convertible Preferred Stock (equivalent to approximately $0.74 per Depositary Share). Each subsequent dividend is expected to be $17.50 per share of Mandatory Convertible Preferred Stock (equivalent to $0.875 per Depositary Share).

Dividend Record Dates	The February 15, May 15, August 15 and November 15 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates	March 1, June 1, September 1 and December 1 of each year, commencing on, and including, September 1, 2026 and ending on, and including, June 1, 2029.

Mandatory Conversion Date	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding June 1, 2029.

Initial Price	Equal to $1,000, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which initially is $27.4997.

Threshold Appreciation Price	Equal to $1,000, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which initially is $32.9989 and represents a premium of approximately 20.0% over the Initial Price.

Floor Price	$9.625 (approximately 35.0% of the Initial Price), subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement.

Conversion Rate per Share of Mandatory Convertible Preferred Stock	The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 36.3640 shares of Common Stock and not less than 30.3040 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the applicable market value (as defined in the Depositary Shares Preliminary Prospectus Supplement) of the Common Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Depositary Share will be not more than 1.8182 shares of Common Stock and not less than 1.5152 shares of Common Stock.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Applicable market value of our Common Stock		Conversion Rate per Share of Mandatory Convertible Preferred Stock

Greater than the threshold appreciation price	→	30.3040 shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	→	Between 30.3040 and 36.3640 shares of common stock, determined by dividing $1,000 by the applicable market value

Less than the initial price	→	36.3640 shares of common stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments described in the Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Applicable market value of our Common Stock		Conversion Rate per Depositary Share

Greater than the threshold appreciation price	→	1.5152 shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	→	Between 1.5152 and 1.8182 shares of common stock, determined by dividing $50 by the applicable market value

Less than the initial price	→	1.8182 shares of common stock

Optional Conversion	Other than during a fundamental change conversion period (as defined in the Depositary Shares Preliminary Prospectus Supplement), at any time prior to June 1, 2029, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part, at the Minimum Conversion Rate of 30.3040 shares of Common Stock per share of Mandatory Convertible Preferred Stock (equivalent to 1.5152 shares of Common Stock per Depositary Share), subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement. Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.

Fundamental Change	If a fundamental change (as defined in the Depositary Shares Preliminary Prospectus Supplement) occurs on or prior to June 1, 2029, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of Common Stock at the fundamental change conversion rate (as defined in the Depositary Shares Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Depositary Shares Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) June 1, 2029. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than June 1, 2029.

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Depositary Shares Preliminary Prospectus Supplement) in the fundamental change:

	Stock Price
Effective Date	$11.00	$13.00	$15.00	$17.00	$19.00	$21.00	$23.00	$27.50	$30.00	$33.00	$40.00	$50.00	$60.00	$70.00
June 15, 2026	32.7920	32.4540	32.1700	31.9300	31.7240	31.5460	31.3920	31.1120	30.9880	30.8600	30.6320	30.4160	30.2740	30.1780
June 1, 2027	33.7500	33.3500	32.9960	32.6880	32.4160	32.1800	31.9720	31.5880	31.4180	31.2400	30.9280	30.6360	30.4520	30.3300
June 1, 2028	35.1580	34.7460	34.3300	33.9300	33.5520	33.2040	32.8880	32.2840	32.0080	31.7240	31.2280	30.7940	30.5460	30.4020
June 1, 2029	36.3640	36.3640	36.3640	36.3640	36.3640	36.3640	36.3640	36.3640	33.3340	30.3040	30.3040	30.3040	30.3040	30.3040

The exact stock price and effective date may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $70.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Minimum Conversion Rate; and

•

if the stock price is less than $11.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Maximum Conversion Rate.

The following table sets forth the fundamental change conversion rate per Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$11.00	$13.00	$15.00	$17.00	$19.00	$21.00	$23.00	$27.50	$30.00	$33.00	$40.00	$50.00	$60.00	$70.00
June 15, 2026	1.6396	1.6227	1.6085	1.5965	1.5862	1.5773	1.5696	1.5556	1.5494	1.5430	1.5316	1.5208	1.5137	1.5089
June 1, 2027	1.6875	1.6675	1.6498	1.6344	1.6208	1.6090	1.5986	1.5794	1.5709	1.5620	1.5464	1.5318	1.5226	1.5165
June 1, 2028	1.7579	1.7373	1.7165	1.6965	1.6776	1.6602	1.6444	1.6142	1.6004	1.5862	1.5614	1.5397	1.5273	1.5201
June 1, 2029	1.8182	1.8182	1.8182	1.8182	1.8182	1.8182	1.8182	1.8182	1.6667	1.5152	1.5152	1.5152	1.5152	1.5152

The exact stock price and effective date may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $70.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Minimum Conversion Rate, divided by 20; and

•

if the stock price is less than $11.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Maximum Conversion Rate, divided by 20.

Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon the occurrence of a fundamental change only in lots of 20 Depositary Shares.

Discount Rate for Purposes of Fundamental Change Dividend
Make-Whole Amount	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Depositary Shares Preliminary Prospectus Supplement) is 8.90% per annum.

Listing	The Issuer intends to apply to list the Depositary Shares on the Nasdaq Global Select Market under the symbol “SMCIP.” No assurance can be given that the Depositary Shares will be listed or that any such application for listing will be approved.

CUSIP / ISIN for
the Depositary Shares	86800U 500 / US86800U5002.

CUSIP / ISIN for the Mandatory Convertible Preferred
Stock	86800U 609 / US86800U6091.

Joint Book-Running
Managers	J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.

Joint Bookrunners	Credit Agricole Securities (USA) Inc.
HSBC Securities (USA) Inc.
MUFG Securities Americas Inc.
TD Securities (USA) LLC
BNP Paribas Securities Corp.
BMO Capital Markets Corp.
KeyBanc Capital Markets Inc.
Scotia Capital (USA) Inc.

Lead Manager	Needham & Company, LLC

Co-Managers	Loop Capital Markets LLC
Northland Securities, Inc.
Rosenblatt Securities Inc.
CJS Securities, Inc.

***

The disclosure in each of the Common Stock Preliminary Prospectus Supplement and the Depositary Shares Preliminary Prospectus Supplement under the captions “Summary—Recent Developments” is amended and supplemented as follows and conforming changes will be made throughout the Common Stock Preliminary Prospectus Supplement and the Depositary Shares Preliminary Prospectus Supplement to reflect the developments described below:

Recent Developments	On June 10, 2026, the Issuer entered into a distribution agreement with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as managers, pursuant to which the Issuer may offer and sell from time to time its common stock up to a maximum aggregate offering amount of $1.25 billion. Such sales are not expected to commence until the third quarter of 2026, subject to market conditions and other factors.

On June 10, 2026, the Issuer entered into Amendment No. 2 to the credit agreement originally dated as of December 29, 2025, by and among the Company, as lead borrower, the various financial institutions from time to time party thereto, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

* * *

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Stock Offering and the Depositary Shares Offering. You may get these documents and, when available, the final prospectus supplements related to each offering (each a “Final Prospectus Supplement”) for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained by contacting any of the representatives of the underwriters: (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; or (ii) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

This communication should be read in conjunction with the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the related base prospectus and, when available, the applicable Final Prospectus Supplement. The information in this communication supersedes the information in the Common Stock Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the related base prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the related base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule C

FORM OF LOCK-UP AGREEMENT

[ ], 2026

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

As Representatives of

the several Underwriters named in

Schedule A to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Re: SUPER MICRO COMPUTER, INC. — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (“J.P. Morgan”) and Goldman Sachs & Co. LLC (“Goldman Sachs”), as representatives (the “Representatives”), propose to enter into (i) an underwriting agreement on behalf of the several underwriters named in such agreement, with Super Micro Computer, Inc., a Delaware corporation (the “Company”), providing for a public offering of depositary shares (the “Depositary Shares Offering”), such depositary shares each representing a fractional interest in a share of the Company’s Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”) and (ii) an underwriting agreement on behalf of the several underwriters named in such agreement with the Company, providing for a public offering of shares of the Company’s common stock, par value $0.001 per share (“Common Stock” and such offering, the “Common Stock Offering”). The underwriting agreements relating to the Depositary Shares Offering and the Common Stock Offering (each, an “Offering” and, together, the “Offerings”) are each referred to as an “Underwriting Agreement” and together, the “Underwriting Agreements”) and the underwriters of the Offerings are collectively referred to as the “Underwriters.”

In consideration of the Underwriters’ agreement to purchase and make the Offerings, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan and Goldman Sachs, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the earliest date of a final prospectus relating to an Offering (including the documents incorporated by reference therein, the “Prospectus” and such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or stockholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing dates for the Offerings,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectuses, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to J.P. Morgan and Goldman Sachs a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (ii), (iii), (iv), (v) and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), (C) in the case of any transfer or distribution pursuant to clause (a) (i) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act of 1934, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a required Section 16 filing on a Form 4 or Form 5, which shall clearly indicate in the footnotes thereto the nature and conditions of such transfer) and (D) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan;

(e) sell the Securities to be sold by the undersigned, if any, pursuant to the terms of an Underwriting Agreement; and

(f) sell Lock-Up Securities pursuant to an existing trading plan established prior to the date of this Letter Agreement pursuant to Rule 10b5-1 of the Exchange Act, provided that no filing by the undersigned under the Exchange Act, or other public announcement, shall be voluntarily made, and if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was pursuant to an existing trading plan established prior to the date of this Letter Agreement pursuant to Rule 10b5-1 of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offerings of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with each Offering, the Representatives and the other Purchasers are not making a recommendation to you to enter into this Letter Agreement, participate in such Offering, or sell any securities at the price determined in such Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any other Underwriter is making such a recommendation.

The undersigned understands that, if an Underwriting Agreement does not become effective by June 30, 2026, or if such Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of any securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement with respect to such Offering; provided, however that if either Underwriting Agreement has become effective by June 30, 2026 and any securities are sold and delivered pursuant to such Underwriting Agreement (any such Offering, a “Completed Offering”), then the undersigned shall continue to be bound by the terms of this Letter Agreement with respect to such Completed Offering. The undersigned understands that the Representatives on behalf of the respective Underwriters are entering into each Underwriting Agreement and proceeding with each Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Schedule D

Investor Presentation dated June 9, 2026